Exhibit 5





December 22, 1999

PRT Group Inc.
342 Madison Avenue
New York, New York 10173


Ladies and Gentlemen:

     We are counsel for PRT Group Inc., a Delaware corporation (the "Company"), and issue the following opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering by the Company of up to 1,000,000 shares of its Common Stock, par value $.001 per share (the "Shares"), and interests in the PRT Group Inc. 401(k) Plan (the "Plan").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, and such other documents, corporate records, certificate of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

     We are members of the Bar of the State of Connecticut and we express no opinion as to the law of any jurisdiction other than the laws of the State of Connecticut and Delaware corporate law.

     Subject to the foregoing and based on such examination and review, we are of the opinion that, when the Registration Statement has become effective under the Act and the Shares have been issued and delivered against payment therefor in accordance with the applicable provisions of the Plan and proper resolutions of the Board of Directors of the Company relating thereto, any Shares originally issued pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable (assuming that, at the time of such issuance, the Company has a sufficient number of authorized shares available for such issuance).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


 Very truly yours,




 /s/   Day, Berry & Howard LLP
 DAY, BERRY & HOWARD LLP